Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216845

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 21, 2017)

5,055,555 Shares of

Cannabics Pharmaceuticals, Inc.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 4,500,000 shares of our common stock to D-Beta One EQ, Ltd. ("D-Beta") under a Securities Purchase Agreement entered into on May 8, 2017 (the “Purchase Agreement”), and the selling stockholder named herein is offering an additional 555,555 shares of our common stock.

The shares offered by us under the Purchase Agreement include (i) 3,000,000 shares of Common Stock to be issued and sold to D-Beta for a purchase price of $1.00 per share for an aggregate purchase price of $3,000,000, (the “Purchased Shares”), and (ii) 1,500,000 shares of Common Stock (the “Additional Shares”) which may be purchased by D-Beta from time to time until and including May 7, 2018 for a purchase price of $2.00 per share.

The price at which the selling stockholder may sell its shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of shares by the selling stockholder.

Our common stock is listed on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc. under the symbol “CNBX”. On May 5, 2017, the last reported sales price for our common stock as reported on the OTCQB was $1.61 per share.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 9, 2017.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 21, 2017, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the selling stockholder has not, authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You also should read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”

We, and the selling stockholder, are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Cannabics,” the “Company,” the “Registrant,” “us,” “we” and “our” are to Cannabics Pharmaceuticals, Inc., a Nevada corporation, and its subsidiary. References to “selling stockholder” refer to the holder of our common stock listed in this prospectus supplement under the section titled “Selling Stockholder.”

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This information is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and including information under the heading “Risk Factors” in this prospectus supplement on page S-4, and our Quarterly Report on Form 10-Q for the quarterly period ending February 28, 2017.

Company Overview

We are an early stage biotechnology company engaged in discovering, developing, and commercializing personalized anti-cancer and palliative treatments. Our research and development is based in Israel, where we have obtained a license from the Israeli Ministry of Health for both scientific and clinical research. We are focused on harnessing the therapeutic properties of natural cannabinoid formulations and diagnostics. Cannabics engages in developing individually tailored natural therapies for cancer patients, utilizing advanced screening systems and personalized bioinformatics tools.

Our business model is solely based on technology development and out-licensing of our intellectual property to global pharmaceutical and biotechnology companies, in addition to other suitable strategic partners, but always in accordance with the law of each applicable jurisdiction. Cannabics does not manufacture, distribute, dispense, or possess any controlled substances, including cannabis or cannabis-based preparations, in the United States.

Cancer Diagnostics

Utilizing novel biological screening technologies, we monitor the antitumor effects of arrays of botanical extracts on cell lines and biopsies. The data collected propels the development of proprietary and novel compounds targeted to diverse types of tumors. This technology enables us to perform lab tests that offer doctors and their patients a profile of personalized treatment with cannabinoids. We believe that our personalized approach minimizes harmful side effects, with more successful outcomes and lower costs than the traditional “trial-and-error” approach to treatment. We are presently conducting diagnostic validation studies in collaboration with academic institutes and lab facilities, and expect to have preliminary results available by March 2018.

Anti-Cancer Treatments

We are developing botanical cannabinoid formulations based on our proprietary diagnostic procedures designated for the treatment of cancer and its side-effects. We are presently conducting preclinical research on the efficacy of our cannabinoid-based formulations in the treatment of cancer and expect to have preliminary results available by March 2018. If our diagnostic data cross-linked with clinical outcomes demonstrates that our formulations have therapeutic and commercial potential, we intend to submit an investigational new drug application with the U.S. Food and Drug Administration to commence clinical trials.

Palliative Therapies

We have developed our non-pharmaceutical capsules as a treatment to improve cancer related cachexia/anorexia syndrome (“CACS”) in advanced cancer patients. The main purpose in the treatment of patients with advanced cancer and CACS is to prolong life and to improve quality of life (“QoL”) as far as possible. We believe that QoL in patients with CACS is inversely related to reduced appetite and weight-loss. We are currently engaged in a clinical study in Israel to determine the efficacy of our proprietary capsules as a treatment to improve appetite and stem weight-loss associated with CACS in advanced cancer patients. We expect that preliminary results of our study will be available by the end of 2017.

S-2

Corporate Information

The Company was originally incorporated as Thrust Energy Corp. on September 15, 2004, under the laws of the State of Nevada, for the purpose of acquiring oil and gas exploration properties and non-operating interests. In April 2011, the Company expanded its business to include the acquisition of mineral exploration rights. On May 5, 2011, the name of the Company was changed to American Mining Corporation. On April 25, 2014, Cannabics Inc., a Delaware corporation, acquired 99.1% voting control of the Company. On June 19, 2014, the Company changed its name to Cannabics Pharmaceuticals Inc., and redirected its business focus towards its current operations.

All of our research and development in Israel is conducted by our wholly-owned subsidiary, G.R.I.N. Ultra Ltd., which was incorporated under the laws of Israel on August 25, 2014. We do not have any other subsidiaries.

Our principal executive offices are located at #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, 20814, and our telephone number is (877) 424-2429. Our website address is http://www.cannabics.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

Recent Developments

On May 3, 2017, Cannabics announced that it had begun a scientific collaboration with a medical laboratory in Europe, a world leader in the field of CTC (circulating tumor cells) count and drug sensitivity tests for cancer patients.

The Offering

Issuer	Cannabics Pharmaceuticals, Inc.

Shares offered by us in this offering	4,500,000 shares

Shares offered by the selling stockholder	555,555 shares

Shares outstanding after this offering	119,655,955 shares(1), assuming the sale of all 1,500,000 Additional Shares. Actual shares issued will vary depending on whether the Additional Shares are sold under this offering.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” in this prospectus supplement.

OTCQB Symbol	“CNBX”

Risk Factors	See “Risk Factors” beginning on page S-4 in this prospectus supplement, which incorporates by reference the risk factors in our Quarterly Report on Form 10-Q for the quarterly period ending February 28, 2017, for a discussion of factors that you should carefully consider before deciding to purchase shares of our common stock.

(1)	The number of our shares outstanding is based on shares outstanding as of April 30, 2017.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby, including the sale of 1,500,000 Additional Shares at a price of $2.00 per share.

S-3

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the risks described below, as well as the information and financial statements contained in the documents incorporated by reference herein, including the risk factors described in our Quarterly Report on Form 10-Q for the quarterly period ending February 28, 2017. You should consider these risks in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Sales of our Common Stock to D-Beta may cause substantial dilution to our existing stockholders and the sale of the shares of our Common Stock acquired by D-Beta could cause the price of our Common Stock to decline.

This prospectus supplement relates to the sale by us of 3,000,000 shares of our Common Stock to D-Beta at a price per share of $1.00 per share, and to the sale of an additional 1,500,000 shares that D-Beta may purchase from time to time at a price per share of $2.00 per share. It is anticipated that the Additional Shares offered to D-Beta in this offering will be purchased over a period of up to 12 months from the date of this prospectus supplement. The total number of shares ultimately purchased by D-Beta under this prospectus supplement is dependent upon the number of Additional Shares that D-Beta elects to purchase under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our Common Stock under the Purchase Agreement may cause the trading price of our Common Stock to decline.

D-Beta may ultimately purchase all or some of the 1,500,000 Additional Shares that, together with the 3,000,000 Purchased Shares, is the subject of this prospectus supplement. After D-Beta has acquired shares under the Purchase Agreement, it may sell all, some, or none of those shares. Sales to D-Beta by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock to D-Beta in this offering, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Future sales of a significant number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of Common Stock.

Sales of a substantial number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of Common Stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of Common Stock are being offered by this prospectus supplement, and we cannot predict if and when D-Beta may sell such shares in the public markets. In addition, we cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of Common Stock would have on the market price of our shares of Common Stock.

You will experience immediate and substantial dilution.

The offering price per share in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering. After giving effect to the sale of 4,500,000 shares by us in this offering, and after deducting the estimated offering expenses payable by us, you will experience immediate dilution of $1.2855 per share, representing the difference between our as adjusted net tangible book value per share as of February 28, 2017, after giving effect to this offering and the average offering price. See the section entitled “Dilution” on page S-8 below for a more detailed illustration of the dilution you will incur if you participate in this offering.

S-4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus supplement and accompanying prospectus, including documents that we subsequently file with the SEC, contain or will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters, including our cost reduction expectations and business outlook set forth under “Recent Developments” in the “Prospectus Supplement Summary” section above. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus regarding future operating or financial performance, business strategies, technology developments, financing and investment plans, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, the date of the accompanying prospectus (with respect to risks described therein), the date of any free writing prospectus we have authorized for use in connection with this offering with respect to statements made therein, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our securityholders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement under the caption “Risk Factors” or are incorporated by reference in this prospectus supplement from our most recent Quarterly Report on Form 10-Q, including without limitation under the caption “Risk Factors,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

S-5

USE OF PROCEEDS

The net proceeds from the sale of 3,000,000 Purchased Shares and all 1,500,000 Additional Shares (assuming that all of the Additional Shares will be purchased) will be approximately $5,880,000 million, after deducting the estimated offering expenses payable by us. We estimate that our offering expenses will be approximately $120,000.

We intend to use the net proceeds from this offering for general corporate purposes, including the continuation of our research, clinical trials, collaboration arrangements and general working capital needs. We also may use a portion of the net proceeds from this offering to in-license, invest in, or acquire businesses, technologies, product candidates, or other intellectual property that we believe are complementary to our own, although we have no current plans, commitments or agreements to do so as of the date of this prospectus supplement. The amounts and timing of these expenditures will depend on a number of factors, such as technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short term, interest-bearing instruments.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder, which are estimated to be approximately $894,000.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is traded on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc under the symbol of “CNBX”. The following table sets forth on a per share basis, for the periods indicated, the high and low closing sale prices of our common stock as reported by OTC Markets Group Inc.

	High	Low
2017
First Quarter	$6.45	0.68
Second Quarter (through May 5, 2017)	2.93	1.30

	High	Low
2016
First Quarter	$0.11	0.04
Second Quarter	0.09	0.05
Third Quarter	0.06	0.04
Fourth Quarter	1.46	0.05

	High	Low
2015
First Quarter	$0.30	0.18
Second Quarter	0.27	0.17
Third Quarter	0.21	0.04
Fourth Quarter	0.08	0.03

As of April 30, 2017, there were approximately 60 holders of record of our common stock.  On May 5, 2017, the last reported sale price of our common stock was $1.61 per share.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the development of our business. Any future dividend policy will be determined by our board of directors based upon conditions then existing, including our earnings, financial condition, tax position and capital requirements, as well as such economic and other conditions as our board of directors may deem relevant.

S-6

CAPITALIZATION

The following tables set forth our capitalization as of February 28, 2017:

•	On an actual basis; and

•	on an as adjusted basis to give effect to the receipt of the estimated net proceeds of approximately $5,880,000 million from the sale of the common stock in this offering at the public offering price of $1.00 per share for the Purchased Shares and $2.00 per share for the Additional Shares, after deducting the estimated offering expenses payable by us as described under “Use of Proceeds.”

You should read the data set forth in the tables below in conjunction with (a) our consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, and (b) our unaudited condensed consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2017 which are incorporated by reference into this prospectus supplement.

The table below sets forth our total capitalization as of February 28, 2017 on an actual basis:

Stockholders' equity (deficit):
Preferred stock, $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	–
Common stock, $.0001 par value, 900,000,000 shares authorized, 114,676,233 shares issued and outstanding	11,467
Additional paid-in capital	1,882,299
Accumulated deficit	(2,171,632)
Total stockholders' equity (deficit)	(277,866)
Total capitalization	$(277,866)

The table below sets forth our total capitalization as of February 28, 2017 on an on an as adjusted basis to give effect to the receipt of the estimated net proceeds of approximately $5.9 million from the sale of the common stock in this offering :

Stockholders' equity (deficit):
Preferred stock, $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	–
Common stock, $.0001 par value, 900,000,000 shares authorized, 119,176,233 shares issued and outstanding	11,918
Additional paid-in capital	7,761,848
Accumulated deficit	(2,171,632)
Total stockholders' equity (deficit)	5,602,134
Total capitalization on an as adjusted basis	$5,602,134

S-7

DILUTION

Our net negative tangible book value as of February 28, 2017, was approximately $(177,866), or $(0.0016) per share. Net negative tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of February 28, 2017. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering, and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale by us of 3,000,000 shares of our common stock at the offering price of $1.00 per share and assuming the sale of 1,500,000 shares of our common stock at the offering price of $2.00 per share, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of February 28, 2017, would have been approximately $5,702,134, or $0.0478 per share. This represents an immediate increase in net tangible book value of $0.0494 per share to existing stockholders and immediate dilution of $1.2855 per share to investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Average Public offering price per share		$1.33
Net tangible book value per share as of February 28, 2017	$(0.0016)
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering	$0.0494

As adjusted net tangible book value per share after this offering		5,702,134

Dilution per share to investors purchasing our common stock in this offering		$1.2855

The above discussion and table are based on 114,676,233 shares outstanding as of February 28, 2017.

To the extent that outstanding options or warrants have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

SELLING STOCKHOLDER

The following table sets forth information as of April 30, 2017, regarding beneficial ownership of the selling stockholder that is offering shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. When we refer to the “selling stockholder” in this prospectus supplement, we mean the persons listed in the table below.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to this table and pursuant to state community property laws, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2017 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

Selling Stockholder name and address	Number of shares before the Offering	Percentage beneficially owned before the offering	Number of shares offered hereby	Number of shares after the Offering	Percentage beneficially owned after the offering
YAII PN Ltd 1012 Springfield Ave. Mountainside, NJ 07092	555,555	<1%	555,555	0	0%

The selling stockholder and D-Beta are affiliated funds as the members and partners of their respective investment managers and general partners are the same.

S-8

Secondary Offering Shares

In January 2017, we entered into a subscription agreement with the selling stockholder, whereby the selling stockholder purchased 555,555 shares of common stock at a price per share of 0.45 per share, for an aggregate purchase price of $250,000. The private placement purchase agreement granted the selling stockholder registration rights.

Material Relationships with Selling Stockholder

The selling stockholder does not have any material transaction or relationship with us or any of our predecessors or affiliates within the past three years.

D-BETA TRANSACTION

Purchase Agreement

On May 8, 2017, we entered into a Purchase Agreement with D-Beta, which provides that, upon the terms and subject to the conditions and limitations set forth therein, D-Beta will purchase an aggregate of 3,000,000 shares of our Common Stock (the “Purchased Shares”) at a price per share of $1.00 per share, for an aggregate purchase price of $3,000,000. In addition, for a period of one-year from May 8, 2017, D-Beta may from time to time purchase up to an additional 1,500,000 shares of our Common Stock (the "Additional Shares") at a price per share of $2.00 per share, for an aggregate purchase price of $3,000,000 assuming the purchase of all of the Additional Shares.

Pursuant to the Purchase Agreement, we are required to register all shares previously acquired by D-Beta or its affiliates, the Purchased Shares, and the Additional Shares.

We are filing this prospectus supplement with regard to the offering of our Common Stock consisting of (i) the Purchased Shares, and the (ii) Additional Shares. In addition, the selling stockholder is an affiliate of D-Beta, and therefore we are registering the selling stockholder's shares as well.

Pursuant to the Purchase Agreement, we shall use the net proceeds from the sale of the shares for working capital purposes and capital expenditures. For 60 days from the effective date of the Purchase Agreement we may not sell shares of Common Stock that are freely tradable at a price below $1.00 per share. There are no other restrictions on future financing transactions. The Purchase Agreement does not contain any right of first refusal, participation rights, penalties or liquidated damages. We did not pay any additional amounts to reimburse or otherwise compensate D-Beta in connection with the transaction.

Termination

The Purchase Agreement shall terminate automatically on the one-year anniversary of the effective date of the Purchase Agreement.

No Short-Selling or Hedging by D-Beta

D-Beta has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time prior to the public disclosure of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of D-Beta to sell any or all of the shares it receives in this offering. The subsequent resale by D-Beta of a significant amount of shares sold to D-Beta in this offering at any given time could cause the market price of our Common Stock to decline or to be highly volatile. D-Beta may ultimately purchase all, some or none of the Additional Shares under this prospectus supplement. D-Beta may resell all, some or none of the Purchased Shares and the Additional hares it acquires. Therefore, sales to D-Beta by us pursuant to the Purchase Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our Common Stock.

Information With Respect to D-Beta

Delta Beta Advisors, LLC, the investment manager of D-Beta, has voting and investment power over the shares owned by D-Beta. D-Beta is not a licensed broker dealer or an affiliate of a licensed broker dealer.

S-9

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and accompanying prospectus will be passed upon for us by SRK Kronengold Law Offices.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended August 31, 2016 have been audited by Weinberg & Baer LLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

S-10

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and the accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35480), excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on December 13, 2016;

•	the amendment to our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on March 15, 2017;

•	our Quarterly Reports on Form 10-Q for the three months ended November 30, 2016, and for the three months ended February 28, 2017, filed with the SEC on January 17, 2017, and on April 14, 2017, respectively;

•	our Periodic Report on Form 8-K, filed with the SEC on May 9, 2017;

•	our Periodic Report on Form 8-K, filed with the SEC on December 13, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A, dated January 12, 2007, filed with the SEC on January 16, 2007, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cannabics Pharmaceuticals Inc.

# 3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

Attention: General Counsel

Telephone: (877) 424-2429

S-11

SUBJECT TO COMPLETION, DATED APRIL 7, 2017

PROSPECTUS

$80,000,000

CANNABICS PHARMACEUTICALS INC.

Common Stock

Preferred Stock

Warrants

Units

and

7,966,444 Shares of Common Stock Offered by Selling Stockholders

We may from time to time, in one or more offerings, at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $80,000,000. In addition, selling stockholders to be named in a prospectus supplement may from time to time offer and sell up to 7,966,444 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides a general description of the securities we may offer. Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders will provide specific terms of the securities offered and, if applicable, the selling stockholders, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest in any of our securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc., under the symbol “CNBX.” On March 20, 2017, the last reported sales price for our common stock as reported on the OTCQB on was $2.7199.

We or the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, broker-dealers, agents, directly to purchasers, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities. If any underwriters, dealers or agents are involved in the sale of any of these securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

You should carefully read this prospectus and any prospectus supplement, together with additional information described in the sections of this prospectus titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

An investment in our stock is extremely speculative and involves a high degree of risk. Please refer to the section of this prospectus titled “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2017

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $80,000,000. In addition, the selling stockholders may from time to time sell up to an aggregate amount of 7,966,444 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings, hereinafter referred to as a free writing prospectus. The prospectus supplement and any free writing prospectus may also add to, update, or change information contained in the prospectus, and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement or the free writing prospectus, as applicable. You should carefully read this prospectus, any prospectus supplement, and any free writing prospectus, together with the additional information described under the heading “Information Incorporated by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds, and the other specific terms related to the offering of the securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, references to “Cannabics,” the “Company,” “we,” “our” and “us” refer to Cannabics Pharmaceuticals Inc. and its consolidated subsidiaries, unless otherwise indicated.

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Prospectus summary

This summary description about Cannabics and its business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 4 and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q, and any amendments thereto.

Overview

We are an early stage biotechnology company engaged in discovering, developing, and commercializing personalized anti-cancer and palliative treatments. Our research and development is based in Israel, where we have obtained a license from the Ministry of Health for both scientific and clinical research. We are focused on harnessing the therapeutic properties of natural cannabinoid formulations and diagnostics. Cannabics engages in developing individually tailored natural therapies for cancer patients, utilizing advanced screening systems and personalized bioinformatics tools.

Our business model is solely based on technology development and out-licensing of our intellectual property to global pharmaceutical and biotechnology companies, in addition to other suitable strategic partners, but always in accordance with the law of each applicable jurisdiction. Cannabics does not manufacture, distribute, dispense, or possess any controlled substances, including cannabis or cannabis-based preparations, in the United States.

Cancer Diagnostics

Utilizing novel biological screening technologies, we monitor the antitumor effects of arrays of botanical extracts on cell lines and biopsies. The data collected propels the development of proprietary and novel compounds targeted to diverse types of tumors. This technology enables us to perform lab tests that offer doctors and their patients a profile of personalized treatment with cannabinoids. We believe that our personalized approach minimizes harmful side effects, with more successful outcomes and lower costs than the traditional “trial-and-error” approach to treatment. We are presently conducting diagnostic validation studies in collaboration with academic institutes and lab facilities, and expect to have preliminary results available by March 2018.

Anti-Cancer Treatments

We are developing botanical cannabinoid formulations based on our proprietary diagnostic procedures designated for the treatment of cancer and its side-effects. We are presently conducting preclinical research on the efficacy of our cannabinoid-based formulations in the treatment of cancer and expect to have preliminary results available by March 2018. If our diagnostic data cross-linked with clinical outcomes demonstrates that our formulations have therapeutic and commercial potential, we intend to submit an investigational new drug application with the U.S. Food and Drug Administration to commence clinical trials.

Palliative Therapies

We have developed our non-pharmaceutical capsules as a treatment to improve cancer related cachexia/anorexia syndrome (“CACS”) in advanced cancer patients. The main purpose in the treatment of patients with advanced cancer and CACS is to prolong life and to improve quality of life (“QoL”) as far as possible. We believe that QoL in patients with CACS is inversely related to reduced appetite and weight-loss. We are currently engaged in a clinical study in Israel to determine the efficacy of our proprietary capsules as a treatment to improve appetite and stem weight-loss associated with CACS in advanced cancer patients. We expect that preliminary results of our study will be available in July 2017.

Corporate Information

The Company was originally incorporated as Thrust Energy Corp. on September 15, 2004, under the laws of the State of Nevada, for the purpose of acquiring oil and gas exploration properties and non-operating interests. In April 2011, the Company expanded its business to include the acquisition of mineral exploration rights. On May 5, 2011, the name of the Company was changed to American Mining Corporation. On April 25, 2014, Cannabics Inc., a Delaware corporation, acquired 99.1% voting control of the Company. On June 19, 2014, the Company changed its name to Cannabics Pharmaceuticals Inc., and redirected its business focus towards its current operations.

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All of our research and development in Israel is conducted by our wholly-owned subsidiary, G.R.I.N. Ultra Ltd., which was incorporated under the laws of Israel on August 25, 2014. We do not have any other subsidiaries.

Our principal executive offices are located at #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, 20814, and our telephone number is (877) 424-2429. Our website address is http://www.cannabics.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

“Cannabics,” the Cannabics logo, and any other trademarks or service marks of Cannabics appearing in this prospectus are trademarked and are the property of Cannabis Pharmaceuticals Inc. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

The Securities We May Offer

We may offer up to $80,000,000 of common stock, preferred stock, warrants, and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 7,966,444 shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices, and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. There are no cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution, or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue an unlimited number of series of preferred stock. Our board of directors has the discretion to determine the rights, preferences, privileges, restrictions, and conditions, including, among others, dividend rights, conversion rights, voting rights, redemption rights, and liquidation preferences of each series of preferred stock.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, dividend and voting rights, and rights to convert into common stock. There is currently no preferred stock outstanding.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

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Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in the sections titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which are incorporated in this prospectus by reference in their entirety, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations, and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Special Note Regarding Forward Looking Statements

This prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements may appear in this prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief, or current expectations of Cannabics and our management that are subject to known and unknown risks, uncertainties, and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those described in “Risk Factors”, elsewhere in this prospectus or any applicable prospectus supplement, and the documents incorporated by reference in this prospectus. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this prospectus, speak only as of their date, and we undertake no obligation to update or revise these statements in light of future developments, except as required by law.

This prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference may also contain estimates and other information concerning our industry that are based on government and industry publications. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

Any time preferred shares are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges and preference dividends on a historical basis in the applicable prospectus supplement, if required.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for working capital to support our research and development, including clinical trials, and general corporate purposes.

We may also use a portion of the net proceeds in connection with any exercise of co-development or co-promotion rights under our collaborations; however, no such rights are currently exercisable. In addition, we may also use a portion of the net proceeds to acquire, license, and invest in complementary products, technologies, or businesses; however, we currently have no agreements or commitments to complete any such transactions.

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The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including cash flows from operations, the anticipated growth of our business, the progress of our development and commercialization efforts, and the status and results of our clinical trials, as well as results from any ongoing collaborations and additional collaborations that we may enter into with third parties, and any unforeseen cash needs. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. More detailed information regarding use of proceeds will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Selling Stockholders

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to an aggregate maximum amount of 7,966,444 shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. The shares of common stock being offered by the selling stockholders were either originally acquired through several private placements of our common stock, or are issuable to the selling stockholders upon the exercise of warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

Information about the selling stockholders, where applicable, including the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder, and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference, or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders will not sell any common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”).

Description of capital stock

The following summary describes our capital stock and the material provisions of our amended and restated articles of incorporation (the “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”), and of Chapter 78 of the Nevada Revised Statutes (“NRS”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Articles of Incorporation, and our Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.0001, and 100,000,000 shares of preferred stock, par value $0.0001. As of March 20, 2017, there were 114,676,233 shares of our common stock issued and outstanding, 555,555 shares of our common stock subject to outstanding warrants, and no shares of preferred stock issued or outstanding.

As of March 20, 2017, there were approximately 60 holders of record of our common stock. This number does not include beneficial owners whose shares are held by nominees in street name.

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Common Stock

Voting Rights

Each outstanding share of our common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of our common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or our Bylaws, the presence in person or by proxy duly authorized by holders of not less than a majority of the stockholding voting power shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation.

Dividends

Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.

Liquidation

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock.

Other Rights and Preferences

Holders of our common stock have no pre-emptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Quotation

Our common stock is quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc., under the symbol “CNBX.”

Indemnification

Our Articles of Incorporation limits the liability of our directors and officers to the full extent permitted by the NRS and provides that we will indemnify each of our directors and officers to the full extent permitted by the NRS. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC, whose address is 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558 (telephone: 813-235-4490; e-mail: inbox@cleartrusttransfer.com).

Preferred Stock

Our board of directors has the authority, without action by the stockholders, to designate and issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences, and privileges of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of Cannabics. In addition, the issuance of preferred stock, depending on the rights and preferences associated with such stock, might harm the market price of our common stock.

We are authorized to issue shares of preferred stock in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof without obtaining the affirmative vote or the written consent of our stockholders. Any preferred stock so issued by our board of directors may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up of Cannabics, or both. Under certain circumstances, the issuance of preferred stock or the existence of unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. No shares of preferred stock are currently outstanding.

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Our board of directors is empowered to authorize and direct the payment of dividends to the holders of our preferred stock in shares of any class or series of our capital stock, including shares of common stock, as it may determine, without obtaining the affirmative vote or the written consent of our stockholders.

The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Registration Rights

We are party to various subscription agreements, the terms of which grant the holders of approximately 7,966,444 shares of our common stock, including 555,555 shares of our common stock subject to outstanding warrants, the right to demand that we file a registration statement for their shares of our common stock or request that their shares of our common stock be covered by a registration statement that we are otherwise filing. These shares are referred to in this prospectus as “Registrable Securities.”

Demand Registration Rights

A holder of 1,111,110 shares of the Registrable Securities has the right to demand that we file a registration statement to register all of its Registrable Securities.

Piggyback Registration Rights

If we propose to register any of our securities for sale to the public under the Securities Act, by filing a registration statement, the holders of 6,855,334 shares of Registrable Securities are entitled to receive notice of such registration and to request that we include their Registrable Securities for resale in such registration statement.

Expenses of Registration; Indemnification

We are generally required to bear all registration expenses incurred in connection with any offerings pursuant to the demand and piggyback registration rights described above, other than underwriting commissions and discounts. The relevant subscription agreements contain customary indemnification provisions with respect to registration rights.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Cannabics or changing our board of directors and management.

According to our Articles of Incorporation and Bylaws, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The present ownership by a single stockholder of a significant portion of our issued and outstanding common stock and lack of cumulative voting make it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of Cannabics by replacing our board of directors.

The authorization of classes of common stock or preferred stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of Cannabics by diluting their stock ownership. In addition, the ability of our directors to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of preferred stock could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Cannabics and effectively delay or prevent a change in control without further action by the stockholders.

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Nevada Anti-Takeover laws

Business Combinations

The “business combination” provisions of NRS 78.411 to 78.444, inclusive, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire Cannabics even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of NRS 78.378 to 78.3793, inclusive, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

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The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

Plan of Distribution

We and the selling stockholders, if applicable, may offer and sell the securities offered through this prospectus from time to time (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The selling stockholders may sell their shares of our common stock covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus. The securities may be distributed at (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) varying prices determined at the time of sale related to the prevailing market prices, or (iv) negotiated prices.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

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Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters, or directly by one or more firms acting as underwriters. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities, and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so, and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each offered security will be a new issue and will have no established trading market, with the exception of our common stock. We may elect to list any offered securities on an exchange. Any underwriters that we or the selling stockholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired, and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by SRK Kronengold Law Office, of Rehovot, Israel. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

Experts

The financial statements of Cannabics appearing in our Annual Report on Form 10-K for the fiscal years ended August 31, 2016 and 2015 (i) have been audited by Weinberg & Baer LLC, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), (ii) are incorporated herein by reference, and (iii) are given on the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in Cannabics, nor was any such expert connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.cannabics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on December 13, 2016;

•	the amendment to our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on March 15, 2017;

•	our Quarterly Report on Form 10-Q for the three months ended November 30, 2016, filed with the SEC on January 17, 2017;

•	our Periodic Report on Form 8-K, filed with the SEC on December 13, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A, dated January 12, 2007, filed with the SEC on January 16, 2007, and any amendment or report filed with the SEC for the purpose of updating the description.

We will furnish without charge to each person to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Cannabics Pharmaceuticals Inc.

# 3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

Attention: General Counsel

Telephone: (877) 424-2429

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5,055,555 Shares of Common Stock

CANNABICS PHARMACEUTICALS INC.

PROSPECTUS SUPPLEMENT

May 9, 2017